SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2002

XTO ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Suite 2000
Fort Worth, Texas    76102
(Address of principal executive offices including Zip Code))

(817) 870-2800
(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountant.

As previously disclosed in the Form 8-K filed on May 22, 2002 with the Securities and Exchange Commission (“Commission”), on May 20, 2002, XTO Energy Inc. (“the Company”) appointed KPMG LLP as independent auditors for fiscal 2002 to replace Arthur Andersen LLP, effective with such appointment. The change in independent auditors was approved by the Board of Directors upon the recommendation of the Audit Committee. The Form 8-K contained other information in response to applicable Commission requirements.

This amendment to the Form 8-K is being filed to clarify that KPMG LLP also has been appointed by the Company as independent auditors of the XTO Energy Inc. Employees’ 401(k) Plan for fiscal 2001 and 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: June 25, 2002	By:	/s/ LOUIS G. BALDWIN
Louis G. Baldwin Executive Vice President and Chief Financial Officer